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Exhibit 99.03

CONSENT OF PROSPECTIVE DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Timothy Neher, hereby consent to be named as a prospective director of IQ Biometrix, Inc. as described in the Registration Statement on Form S-4 of IQ Biometrix, Inc., dated December 29, 2004, and any amendments thereto.

/s/ TIMOTHY NEHER Signature

December 29, 2004

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CONSENT OF PROSPECTIVE DIRECTOR